                          THIRD AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                             IKON RECEIVABLES, LLC

          This Third Amended and Restated Limited Liability Company Agreement, dated and effective as of November 1, 1999, is adopted by IKON Receivables-1, LLC, a Delaware limited liability company ("IKON Receivables-1"), as the sole member (in such capacity, the "Sole Member"), and IKON Receivables Funding, Inc., a Delaware corporation, as the manager (in such capacity, the "Manager"). Each capitalized term used herein and not defined shall have the meaning given to such term in Article II of this Agreement.

          WHEREAS, the Certificate of Formation was filed on January 20, 1999;

          WHEREAS, the original Limited Liability Company Agreement was adopted on January 20, 1999 (the "Original Agreement");

          WHEREAS, the Original Agreement was amended and restated as of March 26, 1999 (the "First Amended Agreement");

          WHEREAS, the First Amended Agreement was amended and restated as of April 23, 1999 (the "Second Amended Agreement");

          WHEREAS, the Second Amended Agreement was amended by letter agreement as of October 7, 1999; and

          WHEREAS, the Sole Member and the Manager hereby wish to amend and restate the Second Amended Agreement.

          NOW, THEREFORE, the Sole Member and the Manager hereby amend and restate the Second Amended Agreement in its entirety and adopt the following:

                                   ARTICLE 1
                    FORMATION OF LIMITED LIABILITY COMPANY

          Section 1.1.  Formation of Limited Liability Company.  The Sole Member
                        --------------------------------------
has heretofore formed a Delaware limited liability company (the "Company") pursuant to the Act. The Manager and each person from time to time serving as an officer or director of the Manager shall be, and hereby is, designated as an "authorized person" within the meaning of Section 18-204 of the Act, authorized and empowered to execute certificates to be filed with the Secretary under the Act. The Sole Member shall be the sole member of the Company, and the Sole Member's Interest in the Company shall be, and hereby is, authorized and issued.

          Section 1.2. Company Name and Principal Office.  The name of the
                       ---------------------------------
Company shall be "IKON Receivables, LLC." The Manager shall have the power at any time to change the name of the Company. The principal business office of the Company shall be 1738 Bass Road, P.O. Box 9115, Macon, Georgia 31208. The business of the Company may also be conducted at such additional place or places as the Sole Member may determine.

          Section 1.3. Office of and Agent for Service of Process.  The
                       ------------------------------------------
registered office of the Company in Delaware shall be maintained at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Company's agent for service of process on the Company at such address shall be The Corporation Trust Company. The Manager shall have the power and the authority, and is hereby authorized and empowered to change, at any time and from time to time, the location of such registered office and/or such registered agent upon compliance with the Act.

          Section 1.4. Term of Company.  The Company shall be formed and
                       ---------------
commence on the date the certificate of formation is filed with the Secretary (the "Effective Date"). The Company shall have a perpetual existence as a separate legal entity until cancellation of the Company's certificate of formation.

          Section 1.5. Purpose of Company.  The purpose to be conducted or
                       ------------------
promoted by the Company is to engage in the following activities:

          (a) prepare and file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Company, (i) a Registration Statement (the "1933 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the lease-backed notes of the Company, (ii) any preliminary prospectus or prospectus or supplement thereto relating to the lease-backed notes of the Company required to be filed pursuant to the 1933 Act, and (ii) a Registration Statement on an appropriate form (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the lease-backed notes of the Company under the Securities Exchange Act of 1934, as amended;

          (b) file and execute on behalf of the Company, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the lease-back notes of the Company under the securities or "blue sky" laws of such jurisdictions as the Manager, on behalf of the Company, may deem necessary or desirable;

          (c) execute and deliver letters or documents to, or instruments for filing with, a depository relating to the lease-backed notes of the Company;

          (d) execute, deliver and perform on behalf of the Company an underwriting or purchase agreement with one or more underwriters or purchasers relating to the offering of the lease-back notes of the Company;

          (e) enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any Person affiliated with the Member, necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

          (f) to purchase or acquire from any other subsidiary of IKON Office Solutions, Inc. any right to payment, whether constituting an account, chattel paper instrument or general intangible and certain related property (other than equipment) and other related rights and assets, and beneficial interests in any or all of the foregoing (collectively, the "Lease Receivables");

          (g) to acquire, own, hold, service, lease, re-lease, transfer, sell, assign, pledge, invest, lend and otherwise deal with the Lease Receivables and interests in the Lease Receivables, cash, marketable securities, deposit or investment accounts, demand notes and any proceeds or further rights associated with any of the foregoing;

          (h) to hold and enjoy all of the rights and privileges as the owner or otherwise of the Lease Receivables;

          (i) to enter into, execute, deliver and perform its obligations under the Assignment and Servicing Agreement, the Indenture or any other agreement in connection therewith or otherwise related to the Lease Receivables (the "Securitization Documents");

          (j) to execute, deliver and perform and to issue and sell notes collateralized by any or all of the Lease Receivables pursuant to the Indenture;

          (k) to enter into and perform obligations under any intercompany services agreement or management agreement with the Member, the Manager or any Affiliate of either thereof; and

          (l) to engage in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

          The Company shall have the power and authority, and is hereby authorized and empowered, to engage in the activities set forth in this Section 1.5, and activities that are required or convenient for the performance of any of its obligations pursuant to any of the Securitization Documents and other activities approved in accordance with Section 5.5.

          Section 1.6. Address of the Sole Member and Manager.  The addresses
                       --------------------------------------
of the Sole Member and the Manager are set forth in Exhibit A.
                                                    ---------

          Section 1.7. Exclusivity.  No Person may be admitted to the Company
                       -----------
as an additional or substitute member, except as expressly set forth in this Agreement.

          Section 1.8. Authorization.  The Company, and the Manager or any
                       -------------
officer of the Company on behalf of the Company, are hereby authorized to enter into, execute, deliver and perform the Assignment and Servicing Agreement and other agreements related to the sale and servicing of the Lease Receivables as the Manager or officer executing such agreement deems necessary and appropriate and to prepare and file a registration statement on Form S-3 with the Securities and Exchange Commission and to do all things necessary and appropriate to the declaration of effectiveness of such Registration Statement as the Manager and officers directing such preparation and filing deem necessary, notwithstanding any other provision of this Agreement, the Act or other applicable law, rule or regulation, and without any further act, vote or approval of any person. The foregoing authorization shall not be deemed a restriction on the power of the Manager or officers of the Company to enter into other agreements on behalf of the Company.

          Section 1.9.  Fiscal Year.  The Company's fiscal year shall commence
                        -----------
on October 1st and end on September 30/th/ of each year.

                                  ARTICLE II
                                  DEFINITIONS

          Section 2.1.  Defined Terms.
                        -------------

          "Act"  means the Delaware Limited Liability Company Act, Delaware Code
           ---
Title 6, Sections 18-101 et seq., as amended or supplemented from time to time.
                         -- ---

          "Affiliate" when used with respect to a Person shall mean any other
           ---------
Person controlling, controlled by, or under common control with, such Person.

          "Agreement" shall mean this Limited Liability Company Agreement, as
           ---------
the same may be amended, supplemented or otherwise modified from time to time.

          "Assignment and Servicing Agreement" shall mean the assignment and
           ----------------------------------
servicing agreements entered into or to be entered into between IOS Capital (or any other subsidiary of IKON Office Solutions, Inc.) and the Company, as amended or supplemented from time to time.

          "Capital Contributions" shall mean the amount of cash and the fair
           ---------------------
market value of property (as determined by the Manager and net of any liabilities to which such property is subject or which is deemed assumed by the Company) contributed to the Company by the Sole Member.

          "Company" shall mean the limited liability company governed by this
           -------
Agreement and formed by the filing of the Certificate of Formation of the Company with the Secretary.

          "IOS Capital" shall mean IOS Capital, Inc., a Delaware corporation,
           -----------
and sole member of IKON Receivables-1, LLC.

          "Indemnified Party" means the Sole Member, any successor member of the
           -----------------
Company, the Manager, any successor manager of the Company, any officer, agent, shareholder, director, employee or incorporator of the Sole Member, any successor member, the Manager or any successor manager, or any officer, manager, employee, organizer or agent of the Company.

          "Indenture" means, collectively, the indentures entered into or to be
           ---------
entered into between the Company, IOS Capital (or any other subsidiary of IKON Office Solutions, Inc.) and the Trustee, as amended or supplemented from time to time.

          "Independent Director" shall mean an individual who has not been for a
           --------------------
period of 5 years prior to election to the board of directors of the Manager and continuing through such time: (i) a director, officer or employee of any entity owning beneficially, directly or indirectly, more than 5% of the outstanding shares of IOS Capital's or the Manager's common stock, or (ii) a director, officer or employee of such beneficial owner's subsidiaries or Affiliates, other than the Manager or any other special purpose entity of IOS Capital (an "SPE"). An Independent Director may not be a trustee in bankruptcy for any SPE or any Affiliate of a SPE.

          "Insolvency Event" shall mean with respect to the Sole Member or any
           ----------------
successor member: (i) the entry of a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for such member, in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of such member's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; (ii) the consent by such member to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such member or of or relating to substantially all of such member's property; or
(iii) if such member shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations. The foregoing definition of "Insolvency Event" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-304 of the Act.

          "Interest" shall mean the Sole Member's ownership interest in the
           --------
Company including, without limitation, the right of the Sole Member to the profits and losses of the Company and to receive distributions of the Company's assets, together with the obligations of the Sole Member to comply with all the terms and provisions of this Agreement.

          "Lease Receivables" shall have the meaning set forth in Section
           -----------------
1.5(a).

          "Manager" shall mean the Manager and any other Person selected from
           -------
time to time by the Sole Member pursuant to Section 5.1 as a manager of the Company. The "Manager" shall be a manager of the Company within the meaning of the Act.

          "Net Cash Flow" shall mean, as of any date, any and all amounts
           -------------
received by the Company on or before such date (other than Capital Contributions), less (i) amounts previously distributed under Section 4.1, (ii) unpaid costs and accrued expenses pursuant to Section 4.2 and any reasonable reserves therefor and (iii) all other cash expenditures made by or on behalf of the Company.

          "Notes" shall mean the Notes of the Company issued pursuant to any
           -----
Registration Statement on Form S-3, as amended, filed by the Company.

          "Person" shall mean any individual, partnership, corporation, trust,
           ------
limited liability company, association, joint venture, estate, governmental entity or other legal person.

          "Registration Statement" shall have the meaning set forth in Section
           -----------------------
1.5(a).

          "Securitization Documents" shall have the meaning set forth in Section
           ------------------------
1.5(i) of this Agreement.

          "Secretary" means the Secretary of State of the State of Delaware.
           ---------

          "Sole Member" shall have the meaning set forth in the preamble to this
           -----------
Agreement.

          "Trustee" shall mean the trustee named in the Indenture.
           -------

                                  ARTICLE III
                             CAPITAL CONTRIBUTIONS

          Section 3.1.  Contributions.  The Sole Member shall contribute
                        -------------
concurrently with the execution of this Agreement or has already contributed the property described in Exhibit B as its Capital Contribution to the Company and
                      ---------
shall from time to time contribute such other property as is described in the Assignment and Servicing Agreement, as amended from time to time. Such contribution is an absolute transfer and assignment of such property to the Company, without recourse or warranty. The Manager has not made and shall not make any Capital Contributions to the Company.

          Section 3.2.  Additional Contributions.  The Sole Member shall have no
                        ------------------------
obligation to make additional contributions after the date hereof, but may elect to do so from time to time.

                                  ARTICLE IV
                                 DISTRIBUTIONS

          Section 4.1.  Distributions of Net Cash Flow.  Distributions of Net
                        ------------------------------
Cash Flow shall be made to the Sole Member by the Manager at such times and in such amounts as determined by the Manager, acting alone, provided such distributions are not prohibited by any agreement to which the Company is a party or the Act or other applicable law. The Manager shall not receive any distribution of Net Cash Flow.

          Section 4.2.  Expenses of the Company.  The Company shall pay all
                        -----------------------
costs and expenses incurred in connection with the Company's affairs (or shall reimburse the Manager for having incurred any such out-of-pocket expenses), including without limitation, all expenses of conducting the business of the Company.

                                   ARTICLE V
                                  MANAGEMENT

          Section 5.1.  Manager.  (a) The Manager shall not be a member of the
                        -------
Company and shall not own any Interest or any portion thereof, or any other ownership interest in the Company, and, as such, shall not share in the distributions of Net Cash Flow or the profits or losses of the Company. The Manager shall be (i) a special purpose entity with at least two Independent Directors on its board of directors and (ii) selected by the Sole Member from time to time or at such time as a vacancy for any reason shall occur and shall serve until a successor is selected or qualified. The Sole Member hereby selects IKON Receivables Funding, Inc. as the initial Manager.

          (b) The Manager, acting alone, without the approval or authorization of the Sole Member, shall have full and exclusive management and control of the business of the Company, including, without limitation, the power to appoint Persons to act on behalf of the Company, to hire employees and agents and appoint officers of the Company to perform such functions as from time to time shall be delegated to such employees, agents, and officers by the Manager and to determine the compensation of any employees, agents and officers of the Company or to delegate some or all compensation decisions to officers or employees of the Company.

          (c) There shall be no change of Manager without the prior confirmation from Moody's Investors Service, Inc. and Standard & Poor's Rating Services that such change will not result in either a downgrade or a withdrawal of the then current ratings of the outstanding Notes.

          Section 5.2.  Resignation.  The Manager may resign at any time by
                        -----------
giving written notice to the Sole Member, provided that the Manager may resign
                                          --------
only after a successor Manager meeting the requirements and having similar restrictions in its certificate of incorporation or other charter documents set forth in Section 5.1 has been appointed, has executed a counterpart to this Agreement and has assumed the duties of the resigning Manager and such resignation will not result in either a downgrade or a withdrawal of the then current ratings of the outstanding Notes.

          Section 5.3.  Removal.  The Manager may be removed with or without
                        -------
cause by the Sole Member, provided that the Sole Member shall not remove the
                          --------
Manager unless a successor manager meeting the requirements and having similar restrictions in its certificate of incorporation or other charter documents set forth in Section 5.1 has been appointed, has executed a counterpart to this Agreement and has assumed the duties and obligations of the removed Manager and such removal and succession will not result in either a downgrade or a withdrawal of the then current ratings of the Notes.

          Section 5.4.  Compensation.  The Manager shall receive such
                        ------------
compensation as shall from time to time be determined by the Sole Member and shall be reimbursed by the

Company for any reasonable out-of-pocket expenses incurred by the Manager on behalf of the Company.

          Section 5.5.  Limitation on Actions.  (a)  Notwithstanding any other
                        ---------------------
provision of this Agreement and, to the fullest extent permitted by law, any provision of law that otherwise so empowers the Manager, the Manager shall not have the power or authority, and shall not be authorized or empowered, without
(i) the prior written unanimous consent of all of the directors of the Manager (including at least two Independent Directors) and (ii) the prior written consent of the Member, to cause the Company to do any of the following:

          (A) engage in any business or activity, including, without limitation, the incurrence of any indebtedness, other than as contemplated by the Securitization Documents or amend, alter, change or repeal Section
     1.5 of this Agreement hereto or this Section 5.5.

          (B) incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than (i) indebtedness contemplated by the Securitization Documents and the performance of its obligations under the Securitization Documents; and (ii) indebtedness incurred in the ordinary course of the business of the Company.

          (C) consolidate, convert or merge with or into any other Person or convey or transfer all or substantially all of its properties and assets to any other Person except as permitted by or in compliance with the provisions of the Securitization Documents.

          (D) dissolve or liquidate, in whole or in part, except as set forth in Article IX, file a voluntary petition that commences a case under Title 11 of the United States Code (or any successor statutes) with respect to the Company, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, relief under any applicable Federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of the property of the Company, or make any assignment for the benefit of creditors, or admit in writing its inability to pay the debts of the Company generally as they become due, or take action in furtherance of any of the foregoing.

          (b) No Manager nor any director of the Manager pursuant to the requirements of this Section 5.5 shall, with regard to any matter described in this Section 5.5 or Section 5.6, owe a fiduciary duty or other obligation to the Sole Member (except as may specifically be required by any applicable law); instead, such Manager or director's fiduciary duty and other obligations with regard to any matter described in this Section 5.5 or Section 5.6 shall, to the fullest extent permitted by law, be owed to the Company including, without limitation, the Company's creditors. Every member of the Company shall be deemed to have consented to the foregoing by virtue of such member's acceptance of interests therein, and no further act or deed of any member of the Company shall be required to evidence such consent. In addition, no Independent Director of the Manager may be removed unless his or her successor has been duly elected.

          (c) No election shall be made by the Manager or any other person to classify the Company as an association taxable as a corporation pursuant to (S) 301.7701-3 of the Treasury regulations.

          Section 5.6.  Sale or Purchase of Lease Receivables.  The Manager
                        -------------------------------------
shall not have the power to sell or to purchase any Lease Receivables, except pursuant to the Assignment and Servicing Agreement and subject to the limitations in Section 1.5, unless the Manager has first gotten confirmation from Moody's Investors Service, Inc. and Standard & Poor's Rating Services that such sale will not result in either a downgrade or a withdrawal of the then current ratings of the Notes.

          Section 5.7.  Amendment to Certificate of Formation.  Without the
                        -------------------------------------
affirmative vote of each member of the Manager's Board of Directors, including, without limitation, the affirmative vote of the Independent Directors of the Manager, and prior notice to Moody's Investors Service, Inc. and Standard & Poor's Rating Services, the Company shall not amend either this Agreement or the Company's Certificate of Formation, as amended or restated from time to time.

          Section 5.8.  Binding Authority.  Only the Manager or its delegates
                        -----------------
pursuant to Section 5.1 shall have the power and authority (subject to the terms and conditions of this Agreement) to bind the Company.

          Section 5.9   Company Separateness.  In addition to the foregoing, the
                        --------------------
Manager shall conduct the affairs of the Company in the following manner so that: (i) the business and affairs of the Company will be managed by or under the direction of the Manager; (ii) the Company will observe all corporate formalities and will maintain separate bank accounts, corporate records and books of account from those of any direct or ultimate parent of the Company or any subsidiary or any other SPE or Affiliate of any such parent; (iii) the Company will pay from its funds and assets all obligations and indebtedness incurred by it; (iv) the Company's assets shall not be commingled with those of any other entity except as permitted by the Securitization Documents; (v) the Company shall maintain an office or area separate from any direct, indirect or ultimate parent of the Company (which area may be within the premises of the parent of the Company); (vi) the Company shall maintain an arm's length relationship with its Affiliates and conduct all transactions with Affiliates on commercially reasonable terms; (vii) the Company shall pay the salaries of its own employees and maintain sufficient number of employees in light of its contemplated business operations; (viii) the Company shall not guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others; (ix) the Company shall not acquire obligations or securities of its member; (x) the Company shall pay its expenses from its own funds and shall allocate fairly and reasonably any overhead for shared office space; (xi) the Company shall use separate stationery, invoices, and checks; (xii) the Company shall not pledge its assets for the benefit of any other entity or make any loans or advances to any entity except as contemplated by the Securitization Documents; (xiii) the Company shall hold itself out as a separate entity; (xiv) the Company shall correct any known misunderstanding regarding its separate entity; (xv) the Company shall maintain adequate capital in light of its contemplated business operations; (xvi) the Company shall maintain separate financial statements; (xvii) the Company shall not become involved in the day to day management of any Affiliate; (xviii) the Company shall operate so as not to be substantively consolidated with any Affiliate; (xix) the Company shall not act as agent of any Affiliate; and (xx) the Company shall conduct its own business in its own name.

                                  ARTICLE VI
           OBLIGATIONS AND/OR RIGHTS OF THE SOLE MEMBER AND MANAGER

          Section 6.1.  Liability of the Sole Member and Manager.  Neither the
                        ----------------------------------------
Sole Member nor the Manager shall be personally liable for any of the debts, liabilities, contracts or other obligations of the Company solely by reason of being the Sole Member or Manager of the Company.

          Section 6.2.  No Management Responsibility.  The Sole Member shall
                        ----------------------------
not take part in the management of the business or the affairs, or transact any business for, the Company, except to the extent that its approval or consent is expressly required under this Agreement for the taking of any actions by or on behalf of the Company or of the Manager.

          Section 6.3.  No Authority to Act.  The Sole Member shall not have the
                        -------------------
authority to act on behalf of or bind the Company.

                                  ARTICLE VII
                                INDEMNIFICATION

          Section 7.1.  Exculpation and Indemnification of the Sole Member and
                        ------------------------------------------------------
Manager.  (a)  No Indemnified Party shall be liable to the Company for any loss,
-------
damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Party in connection with any matter arising from, or related to, or in connection with this Agreement or the Company's business or affairs; provided, however, that the foregoing shall not eliminate or limit the liability
--------
of any Indemnified Party if a judgment or other final adjudication adverse to the Indemnified Party establishes that the Indemnified Party's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the Indemnified Party personally gained in fact a financial profit or other advantage to which the Indemnified Party was not legally entitled.

          (b) The Company shall, to the fullest extent permitted by the Act, indemnify and hold harmless each Indemnified Party against any losses, claims, damages or liabilities to which the Indemnified Party may become subject in connection with any matter arising from, related to, or in connection with, this Agreement or the Company's business or affairs; provided, however, that no
                                                --------
indemnification may be made to or on behalf of any Indemnified Party if a judgment or other final adjudication adverse to the Indemnified Party establishes (i) that the Indemnified Party's acts or omissions giving rise to such losses, claims, damages or liabilities were committed in bad faith or involved intentional misconduct or knowing violation of law and were material to the cause of action so adjudicated or (ii) that the Indemnified Party personally gained in fact a financial profit or other advantage to which the Indemnified Party was not legally entitled; provided, further that such indemnification shall be subject to the
          --------
terms of, and shall be subordinate to the obligations payable under the Securitization Documents.

          (c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Party defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnified Party to repay such amount if it shall be determined that the Indemnified Party is not entitled to be indemnified as authorized in this
Section 7.1.

          (d) Notwithstanding anything else contained in this Agreement, the indemnity obligations of the Company under paragraph (b) above shall:
                                           -------------

               (i) be in addition to any liability that the Company may otherwise have;

               (ii) inure to the benefit of the successors, assigns, heirs and personal representatives of each Indemnified Party, and

               (iii) be limited to the assets of the Company.

          (e) This Article VII shall survive any termination of this Agreement and the dissolution of the Company.

                                 ARTICLE VIII
                  TRANSFERABILITY OF SOLE MEMBER'S INTERESTS

          Section 8.1.  Restriction on Transfer.  The Sole Member may not
                        -----------------------
transfer its Interest unless such transfer is involuntary or by operation of law, is not prohibited by any of the Securitization Documents or does not cause the total number of beneficial owners of Interests to exceed ninety-nine (99).

          Section 8.2.  Transfer for Security.  The Sole Member may not pledge,
                        ---------------------
mortgage or otherwise hypothecate all or any part of its right, title and interest in cash distributions to be received from the Company, except as provided by the Securitization Documents.

          Section 8.3.  Substitute Member.  If the Sole Member assigns all or
                        -----------------
any part of its Interest pursuant to Section 8.1, the assignee shall be admitted to the Company as a member of the Company upon the assignee's obtaining the consent of the Manager to such admission and the assignee's executing a counterpart of this Agreement, provided that prior notice is given to Moody's Investors Service, Inc. and Standard & Poor's Ratings Services. If the Sole Member assigns all of its interest pursuant to Section 8.1, the Sole Member shall cease to be a member of the Company immediately after the admission of the assignee to the Company as member of the Company and the Company shall be continued without dissolution.

          Section 8.4.  Resignation.  Other than as set forth in Section 8.1,
                        -----------
the Sole Member shall not resign from the Company.


                                  ARTICLE IX
                          DISSOLUTION AND LIQUIDATION

          Section 9.1.  Dissolution.  The Company shall be dissolved and its
                        -----------
affairs shall be wound up solely upon the occurrence of any of the following events, provided however, to the fullest extent permitted by law, that the
        ----------------
Company may not dissolve so long as the Notes are outstanding:

               (a) the happening of any event that makes it unlawful to carry on the business of the Company;

               (b)  judicial dissolution pursuant to the Act;

               (c) at any time there are no members of the Company, unless the Company is continued without dissolution in accordance with the Act or
     Section 9.2 below; or

               (d) subject to the requirements of the Securitization Documents, the Company is dissolved by the Manager with the unanimous written consent of its entire board of directors (including at least two Independent Directors) and the Sole Member as provided in Section 5.5. To the fullest extent permitted by law, the Sole Member shall not have the power or authority, acting alone, to dissolve the Company and wind up its affairs.

          Section 9.2.  Continuation of Company.  Notwithstanding any other
                        -----------------------
provision of this Agreement, the occurrence of an Insolvency Event with respect to the Sole Member shall not cause the Sole Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution. Notwithstanding any other provision of the Agreement, the Sole Member waives any right that it might have under
Section 18-801(b) of the Act to agree in writing to dissolve the Company upon the occurrence of any event that causes the Sole Member to cease to be a member of the Company. In the event of the dissolution of the Sole Member or the occurrence of any other event that causes the Sole Member to cease to be a member of the Company at a time when the Sole Member is the only member of the Company, to the fullest extent permitted by law, the personal representative of the Sole Member shall, within 90 days of such event, agree in writing to continue the Company and to the admission of such personal representative or its nominee or designee as a member of the Company effective as of the dissolution of the Sole Member. Upon such admission, the Company shall be continued without dissolution.

          Section 9.3.  Winding Up and Liquidation of the Company.  Upon
                        -----------------------------------------
dissolution, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of creditors and the Sole Member. Upon dissolution, a full accounting of the assets and liabilities of the Company shall be taken, and the Company assets shall be distributed as promptly as possible as hereinafter provided:

               (a) first, to the satisfaction (or the making of reasonable provision for the satisfaction) of such debts and liabilities of the Company (or reserves therefor), including any necessary expenses of liquidation, except any debts, liabilities and loans that may be due to the Sole Member, in the order of priority as provided by law; and

               (b) second, to the satisfaction (or the making of reasonable provision for the satisfaction) of any debts and liabilities that may be due to the Sole Member and to the satisfaction (or the making of reasonable provision for the satisfaction) of the unpaid principal balance and the interest accrued thereon on loans, if any, made by the Sole Member to the Company.

All of the remaining assets of the Company shall be distributed to the Sole Member.

                                   ARTICLE X
                               POWER OF ATTORNEY



          Section 10.1.  Manager as Attorney-In-Fact.  The Sole Member hereby
                         ---------------------------
makes, constitutes, and appoints the Manager with full power of substitution and resubstitution, its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file, and record (a) all limited liability company certificates, assumed name or similar certificates, and other certificates and instruments (including counterparts of this Agreement) which the Manager deems necessary in its reasonable discretion to be filed by the Company under the laws of the State of Delaware or any other state or jurisdiction in which the Company is doing business; (b) any and all amendments or changes to the instruments described in clause (a), as now or hereafter amended, which the Manager may deem necessary in its reasonable discretion to effect a change or modification of the Company in accordance with the terms of this Agreement, including, without limitation, amendments or changes to reflect any amendments adopted by the Sole Member in accordance with the terms of this Agreement; (c) all certificates of cancellation and other instruments which the Manager deems necessary in its reasonable discretion to effect the dissolution and termination of the Company pursuant to the terms of this Agreement; and (d) any other instrument which is now or may hereafter be required by law to be filed on behalf of the Company or is deemed necessary by the Manager in its reasonable discretion to carry out fully the provisions of this Agreement in accordance with its terms, in each case, however, subject to the provisions of Section 5.5. The Sole Member authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall reasonably consider necessary in connection with any of the foregoing, hereby giving such attorney-in-fact full power and authority to do so and perform each and every act or thing whatsoever requisite or advisable to be done in connection with the foregoing as fully as the Sole Member might or could do personally, and hereby ratifying and confirming all that any such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof.

          Section 10.2.  Nature of Special Power.  The power of attorney
                         -----------------------
granted pursuant to this Article X:

               (a) is a special power of attorney coupled with an interest and is irrevocable;

               (b) may be exercised by any such attorney-in-fact by identifying the Sole Member executing any agreement, certificate, instrument or other document with the single signature of any such attorney-in-fact for the Sole Member; and

               (c) shall not be affected by and shall survive the bankruptcy, insolvency, dissolution, disability, incapacity or cessation of existence of the Sole Member and shall survive the delivery of an assignment by the Sole Member of its interest in the Company, except that where an assignee of the Sole Member is admitted as a substituted member, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution.

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

          Section 11.1.  Notices.  Any notices or communications hereunder shall
                         -------
be in writing, and may be either delivered personally (which shall include deliveries by courier), by facsimile transmission or mailed, postage prepaid, by certified or registered mail, return receipt requested, directed to the parties at their respective addresses or fax numbers set forth in Exhibit A. Any party
                                                          ---------
hereto may designate a different address to which notices and demands shall thereafter be directed by written notice given in the same manner and directed to the Company at is office hereinabove set forth.

          Section 11.2.  Amendments.  Subject to Section 5.5 and Section 5.7,
                         ----------
this Agreement shall be amended only by the written consent of the Sole Member and the Manager.

          Section 11.3.  Headings.  The headings of the various Articles and
                         --------
Sections herein are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          Section 11.4.  Severability.  If any one or more of the provisions or
                         ------------
terms of this Agreement shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          Section 11.5.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY
                         -------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 11.6.  Counterparts. This Agreement may be executed by the
                         ------------
parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together constitute one and the same instrument.

          Section 11.7.  Effect of Agreement.  This Agreement shall be binding
                         -------------------
upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

          Section 11.8.  Integration.  This Agreement constitutes the entire
                         -----------
agreement among the parties pertaining to the subject matter thereof and supersedes all prior agreements and understandings and contemporaneous agreements and understandings pertaining thereto.

          Section 11.9.  Enforceability.  Notwithstanding any other provision of
                         --------------
this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Manager and the

Independent Directors, in accordance with its terms. In addition, the Independent Directors shall be intended beneficiaries of this Agreement.

          IN WITNESS WHEREOF, this Third Amended and Restated Limited Liability Company Agreement has been executed as of the date first above written.

                                   IKON RECEIVABLES-1, LLC,
                                   as Sole Member

                                   By: IKON RECEIVABLES FUNDING, INC.,
                                       as Manager

                                   By:      /s/ Russell Slack
                                       _____________________________
                                       Name:   Russell Slack
                                       Title:  President


                                   IKON RECEIVABLES FUNDING, INC.,
                                   as Manager



                                   By:      /s/ Russell Slack
                                       _____________________________
                                       Name:   Russell Slack
                                       Title:  President

                                   EXHIBIT A


                 ADDRESSES OF THE SOLE MEMBER AND THE MANAGER


                          Address:
                    -------------

Sole Member:        IKON Receivables-1, LLC
                    1738 Bass Road
                    P.O. Box 9115
                    Macon, GA 31208

Manager:            IKON Receivables Funding, Inc.
                    103 Foulk Road, Suite 202
                    Wilmington, DE 19803

                                   EXHIBIT B


                      CAPITAL CONTRIBUTION OF SOLE MEMBER

1. Lease Receivables pursuant to Section 3.1 of this Limited Liability Company Agreement.

1.   Cash in the amount of $1000.00.